Exhibit 10.8

JAGUAR ANIMAL HEALTH, INC.

FORM OF NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted the number of Restricted Stock Units set forth below (the “RSUs”) pursuant to the Jaguar Animal Health, Inc. 2014 Stock Incentive Plan  (the “Plan”), as follows:

Participant:

Date of Grant:

Number of Restricted Stock Units:

Vested Shares:

Subject to your continued status as a Service provider through each of the applicable vesting dates, the RSUs shall become vested, in whole or in part, in accordance with the terms of the Plan, the Award Agreement, this Notice of Grant and the following schedule:

	First Anniversary of Vesting Commencement Date	of the Number of RSUs

	Second Anniversary of Vesting Commencement Date	of the Number of RSUs

	Third Anniversary of Vesting Commencement Date	of the Number of RSUs

	Fourth Anniversary of Vesting Commencement Date	of the Number of RSUs

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

[Notwithstanding the vesting schedule described above, nor any terms of the Restricted Stock Unit Agreement and/or the Plan, in the event a Change in Control occurs 100% of the unvested portion of the RSUs shall become immediately vested.]

OR

[Notwithstanding the vesting schedule described above, nor any terms of the Restricted Stock Unit Agreement and/or Plan, in the event a Change in Control occurs and within 12 months of the Change in Control Participant’s Service is terminated by the Company or successor company without Cause, or if the Company or successor company takes action that results in a material diminution in Participant’s position, duties, responsibilities or compensation without Participant’s consent, except in connection with the possible termination of Participant’s Service for Cause, 100% of the unvested portion of the RSUs shall become immediately vested.]

Upon any other termination of Participant’s Service, if the vesting conditions described in the Vested Shares section above are not achieved by the date indicated, the Restricted Stock Award will terminate and Participant’s right to the shares will be forfeited.

By signing below, the Participant agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS.  The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the RSUs, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the RSUs are governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Unit Agreement, both of which are attached to and made a part of this document.  The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Unit Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions.

JAGUAR ANIMAL HEALTH, INC.	PARTICIPANT

By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS:   Jaguar Animal Health, Inc. 2014 Stock Incentive Plan, as amended to the Date of Grant; Restricted Stock Unit Agreement

JAGUAR ANIMAL HEALTH, INC.

FORM OF RESTRICTED STOCK UNIT AGREEMENT

Jaguar Animal Health, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached a number of Restricted Stock Units (the “RSUs”) pursuant to the terms and conditions set forth in the Grant Notice and this Agreement.  The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Jaguar Animal Health, Inc. 2014 Stock Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Agreement and the Plan, (b) accepts the RSUs subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2                               Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.                                      ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the RSUs shall be determined by the Board.  All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the RSUs, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the RSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the RSUs.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.                                      VESTING.

Subject to the limitations contained herein, the RSUs shall vest as provided in the Grant Notice, provided that vesting shall cease upon the termination of the Participant’s Service.  Any RSUs that have not vested shall be forfeited upon termination of Service.

4.                                      DIVIDENDS.

The Participant shall not receive any payment or other adjustment in the number of RSUs for dividends or other distributions that may be made in respect of the shares of Stock to which the RSUs relate.

5.                                      DISTRIBUTION OF SHARES OF STOCK.

The Company will deliver to the Participant a number of shares of Stock equal to the number of vested shares of Stock subject to the RSUs on the vesting date or dates provided in the Grant Notice; provided, however, that the shares of Stock subject to the RSUs that vest on or prior to the execution of the Grant Notice shall be delivered as soon as practicable following the date of execution of the Grant Notice; and provided further, however, that in the event that the Company determines that the Participant is subject to its policy regarding insider trading of the Company’s stock and any shares of Stock subject to the RSUs are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an applicable “window period,” as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next applicable “window period” pursuant to such policy.

6.                                      NUMBER OF SHARES.

The number of RSUs may be adjusted from time to time for capitalization adjustments, as provided in Section 4.3 of the Plan.

7.                                      SECURITIES LAW COMPLIANCE.

The Participant may not be issued any shares of Stock pursuant to the RSUs unless the shares of Stock are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  The RSUs must also comply with other applicable laws and regulations governing the RSUs, and the Participant shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

8.                                      EXECUTION OF DOCUMENTS.

The Participant hereby acknowledges and agrees that the manner selected by the Company to indicate the Participant’s consent to the Grant Notice is also deemed to be execution of the Grant Notice and of this Agreement.  The Participant further agree that such manner of indicating consent may be relied upon as the Participant’s signature for establishing execution of any documents to be executed in the future in connection with the RSUs.  This Agreement shall be deemed to be signed by the Company and the Participant upon the respective signing by the Company and the Participant of the Grant Notice to which it is attached.

9.                                      RSUS NOT A SERVICE CONTRACT.

The RSUs are not an employment or service contract, and nothing in the RSUs shall be deemed to create in any way whatsoever any obligation on the Participant to continue in the service of the Company or Participating Company, or on the part of the Company or Participating Company to continue such service.  In addition, nothing in the RSUs shall obligate the Company or Participating Companies, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that the Participant might have as an Employee, Director or Consultant for the Company or Participating Company.

10.                               UNSECURED OBLIGATION.

The RSUs are unfunded, and as a holder of vested number of RSUs, the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to Section 5 of this Agreement.

11.                               TAX WITHHOLDING.

11.1                        In General.  At the time this Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant or vesting of the RSUs or the issuance of Stock in settlement thereof.  The Company shall have no obligation to deliver Stock until the tax obligations of the Company have been satisfied by the Participant.

11.2                        Withholding in Securities.  The Company may, in its discretion, permit or require the Participant to satisfy all or any portion of the tax obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the RSUs a number of shares of Stock having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates.  In the event that the Company determines that the tax obligations will not be satisfied by the method described above, the Participant authorizes the designated plan administrator or any successor plan administrator, to sell a number of shares of Stock otherwise deliverable to the Participant in settlement of the RSUs, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional shares of Stock, as necessary to account for rounding and market fluctuation, and to pay such tax withholding amounts to the Company.  The shares of Stock may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price.  Any adverse consequences to the Participant resulting from the procedure permitted under this Section 11.2, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

11.3                        Consultation.  The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of participation in the Plan.  The Participant hereby represents that the Participant has consulted with tax consultants in connection with the Award and that the Participant is not relying on the Company for any tax advice.

11.4                        Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the RSUs.  Except as provided by the preceding sentence, a certificate for the shares pursuant to the RSUs shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

12.                               NONTRANSFERABILITY OF THE RSUS.

The RSUs and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) in any manner otherwise than by will or by the laws of descent or distribution, shall not be subject to sale under execution, attachment, levy or similar process and may be exercised during the lifetime of the Participant only by the Participant.  The terms of the Plan and the Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

13.                               RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares related to the RSUs until the date of issuance of the shares pursuant to the RSUs (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

14.                               MISCELLANEOUS PROVISIONS.

14.1                        Termination or Amendment.  The Board may terminate or amend the Plan or the RSUs at any time.

14.2                        Compliance with Section 409A.  The Company intends that income realized by the Participant pursuant to the Plan and this Agreement will not be subject to taxation under Section 409A of the Code.  The provisions of the Plan and this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code.  The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code.  However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Agreement.  In any event, and except for the responsibilities of the Company set forth in Section 11, no Participating Company shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Agreement.

14.3                        Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the RSUs.

14.4                        Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

14.5                        Binding Effect.  Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14.6                        Delivery of Documents and Notices.  Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery electronic delivery at the e-mail address, if any, provided for the Participant by the Participating Company, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)                                 Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)                                 Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 14.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 14.6(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.6(a).

14.7                        Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement with the Participant and a Participating Company referring to the RSUs, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any vesting of the RSUs and shall remain in full force and effect.

14.8                        Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

14.9                        Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.